UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

CARDINAL ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E, Union City, IN	47390
(Address of principal executive offices)	(Zip Code)

(765)-964-3137
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On or about February 10, 2012, Cardinal Ethanol, LLC (“Cardinal”) entered into a Tenth Amendment of the Construction Loan Agreement and a Seventh Amended and Restated Revolving Promissory Note which amended Cardinal’s Construction Loan Agreement originally dated December 19, 2006 and the Sixth Amended and Restated Revolving Promissory Note executed in May 2011 with First National Bank of Omaha. The Amendments renew the short term line of credit for another 364 days for $15,000,000 at an interest rate of 30-day LIBOR plus 350 basis points with no minimum interest rate. The long term revolving note interest rate is also modified to 90-day LIBOR plus 350 basis points with no minimum interest rate. The fixed charge coverage ratio covenant is reduced from 1.25:1.0 to 1.15:1.0, and the tangible net worth covenant is eliminated. The working capital covenant is increased from $10,000,000 to $15.000,000, and the capital expenditures covenant is raised to allow the Company $4,000,000 of expenditures per year instead of $1,000,000 without prior approval.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 8, 2012, Roch Investments, LLC changed its appointed director from current director, L. Marshall Roch, to Lewis M. Roch III. Roch Investments, LLC has director appointment rights under Section 5.3(c) of Cardinal's Second Amended and Restated Operating Agreement which authorizes each member, along with any related parties or affiliates, who holds four hundred (400) or more units purchased during the initial public offering to appoint one (1) director. Mr. Roch will serve indefinitely at the pleasure of the appointing member.

Mr. Roch, age 56, is the Investment and Financial Manager for Roch Investments, LLC and has been since December of 2006. He is also the Investment and Financial Manager for Roch Interests, Ltd. LLP and has been for almost 20 years, and for Roch Enterprises, LP since August 2003. Mr. Roch received his Bachelors in Business Administration from Washington University in St. Louis, Missouri and his MBA from the University of Texas at Austin.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2012 Annual Members’ Meeting

On February 9, 2012, Cardinal held its 2012 annual members’ meeting (“2012 Annual Meeting”) to vote on the election of three directors whose terms were scheduled to expire in 2012 and to conduct an advisory vote on our executive compensation called “Say-on-Pay”.

Proposal One: Election of Directors

Robert Davis, Cy LeFevre, and Dale Schwieterman were elected by a plurality vote of the members to serve terms which will expire in 2015. The votes for the nominee directors were as follows:

Nominee Directors	For	Abstentions
Robert Davis	7,283	76
Cy LeFevre	7,240	119
Dale Schwieterman	7,274	85

Proposal Two: Advisory Vote on Say-On-Pay

The compensation of our executives was approved by the members. The votes for Say-On-Pay were as follows:

For	Against	Abstentions
7,112	389	184

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: February 13, 2012	/s/ Jeffrey L. Painter
Jeffrey L. Painter
Chief Executive Officer
(President and Principal Executive Officer)